UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2014

BSD MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32526	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2188 West 2200 South
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On June 22, 2014, BSD Medical Corporation (the “Company”) entered into a termination agreement (the “Termination Agreement”) with MLV & Co. LLC (“MLV”), terminating the At-the-Market Issuance Sales Agreement, dated May 9, 2014 (the “ATM Agreement”), between the Company and MLV. The ATM Agreement established an at-the-market program through which the Company had the right to sell, from time to time and at its sole discretion, shares of its common stock having an aggregate offering price of $8,000,000 through MLV.

The foregoing description of the Termination Agreement is not complete and is subject to, and qualified in its entirety by, the full text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the ATM Agreement is not complete and is subject to, and qualified in its entirety by, reference to the full text of such agreement, a copy of which was filed as Exhibit 10.1 to a Current Report on Form 8-K filed by the Company on May 9, 2014 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Termination of At-the-Market Issuance Sales Agreement, dated June 22, 2014, by and between BSD Medical Corporation and MLV & Co. LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION
Date: June 22, 2014
By: /s/ William S. Barth
Name: William S. Barth
Title: Chief Financial Officer